UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2014
SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, 2nd Floor, Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(650) 556-9440
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)           On June 4, 2014, Support.com held its Annual Meeting of Stockholders.

(b)           At the Annual Meeting, three proposals were acted upon by the stockholders. The number of votes cast for, against, or withheld as to each such proposal or nominee, as well as the number of abstentions and broker non-votes as to each such proposal or nominee, have been certified and are set forth below:

Voting Results for 2013 Annual Meeting

Vote Item	Nominee	For	Withheld	Against	Broker Nonvote
1. Election of Directors [All elected]	Shawn Farshchi	33,201,390	121,445	0	11,513,916
	Mark Fries	33,202,365	120,470	0	11,513,916
	J. Martin O’Malley	33,204,500	118,335	0	11,513,916
	Toni Portmann	33,201,390	121,445	0	11,513,916
	Jim Stephens	33,202,125	120,710	0	11,513,916

Vote Item	Details	For	Against	Abstain	Broker Nonvote
2. Approval, on an Advisory Basis, of the Compensation of Support.com’s Named Executive Officers [Approved]	The “say-on-pay” proposal addresses our overall philosophy, policies and practices relating to compensation of our Named Executive Officers.	32,711,445	555,301	56,089	11,513,916

Vote Item	Details	For	Against	Abstain	Broker Nonvote
4. Ratification of Auditor [Ratified]	BDO USA, LLP	44,580,120	92,085	164,546	-

(c)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2014

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary